SUB-ITEM 77Q1(a)


(i) Articles of Transfer of INVESCO Specialty Funds, Inc. and INVESCO Sector Funds, Inc. filed with Post-Effective Amendment No. 27 to INVESCO Sector Funds, Inc. Registration Statement on July 24, 2000 and incorporated herein by reference.

(ii) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Sector Funds, Inc., filed with Post-Effective Amendment No. 27 to INVESCO Sector Funds, Inc. Registration Statement on July 24, 2000 and incorporated herein by reference.

(iii)Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Sector Funds, Inc., filed with Post-Effective Amendment No. 27 to INVESCO Sector Funds, Inc. Registration Statement on July 24, 2000 and incorporated herein by reference.

(iv) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Sector Funds, Inc. filed with Post-Effective Amendment No. 29 to INVESCO Sector Funds, Inc. Registration Statement on November 28, 2000 and incorporated herein by reference.